Post-Effective Amendment No. 3 to
                                                        SEC File No.  70-8695



                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM U-1

                                   DECLARATION

                                      UNDER

             THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935 ("Act")

                                GPU, Inc. ("GPU")

                               300 Madison Avenue

                          Morristown, New Jersey 07960

               (Name of company filing this statement and address
                         of principal executive offices)

                                    GPU, INC.

          (Name of top registered holding company parent of Declarant)





T. G. Howson,                       Douglas E.  Davidson, Esq.
Vice President and Treasurer        Thelen Reid & Priest LLP
M. J. Connolly,                     40 West 57th Street
Vice President - Law                New York, New York 10019
S. L. Guibord, Secretary
GPU Service, Inc.
300 Madison Avenue
Morristown, New Jersey 07960

                        W. Edwin Ogden, Esq.
                        Ryan, Russell, Ogden & Seltzer LLP
                        1100 Berkshire Boulevard, Suite 301
                        Reading, Pennsylvania  19610-1221

                   (Names and addresses of agents for service)

      GPU hereby post-effectively amends its Declaration on Form U-1, docketed in SEC File No. 70-8695, as heretofore amended, as follows:

      A.    Item 2 thereof is hereby amended to read in its entirety as follows:

 Item 2.    Fees, Commissions and Expenses
            ------------------------------

      The estimated fees, commissions and expenses GPU expects to incur in connection with the proposed transactions are as follows:

Legal Fees

      Thelen Reid & Priest LLP                              $5,000
      Ryan, Russell, Ogden & Seltzer LLP                       500
Miscellaneous                                                  500
                                                            ------
Total                                                       $6,000

      B.    The following exhibits are filed as part of Item 6.

            (a) Exhibits:

                  F-1(a) -    Opinion of Thelen Reid & Priest LLP.

                  F-2(a) -    Opinion of Ryan, Russell, Ogden & Seltzer LLP.

                                    SIGNATURE

      PURSUANT TO THE REQUIREMENTS OF THE PUBLIC UTILITY HOLDING COMPANY ACT OF 1935, THE UNDERSIGNED COMPANY HAS DULY CAUSED THIS STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED THEREUNTO DULY AUTHORIZED.

                                    GPU, INC.



                                    By:   /s/ T. G. Howson
                                       -------------------
                                           T. G. Howson,
                                           Vice President and Treasurer



Date:  December 7, 2000




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